Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain funds of JNL Variable Fund LLC (the “Fund”), as listed on Schedule A of the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Managers of the Fund approved the following six fund name changes, effective September 25, 2017 (collectively, “Fund Name Changes”):

1)	JNL/Mellon Capital Global 30 Fund change to:
JNL/Mellon Capital MSCI World Index Fund;

2)	JNL/Mellon Capital Nasdaq® 100 Fund change to:
JNL/Mellon Capital Nasdaq® 100 Index Fund;

3)	JNL/Mellon Capital Communications Sector Fund change to:
JNL/Mellon Capital Telecommunications Sector Fund;

4)	JNL/Mellon Capital Consumer Brands Sector Fund change to:
JNL/Mellon Capital Consumer Discretionary Sector Fund;

5)	JNL/Mellon Capital Oil & Gas Sector Fund change to:
JNL/Mellon Capital Energy Sector Fund; and

6)	JNL/Mellon Capital Technology Sector Fund change to:
JNL/Mellon Capital Information Technology Sector Fund.

Whereas, the Parties agreed to amend the Agreement to for the Fund Name Changes outlined above, effective September 25, 2017.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2017, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 25, 2017, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of September 25, 2017.

Jackson National Asset management, LLC		Mellon Capital Management Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Sheryl Linck
Name:	Mark D. Nerud	Name:	Sheryl Linck
Title:	President and CEO	Title:	Managing Director

Schedule A
Dated September 25, 2017

Funds
JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital MSCI World Index Fund
JNL/Mellon Capital Nasdaq® 100 Index Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Telecommunications Sector Fund
JNL/Mellon Capital Consumer Discretionary Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Energy Sector Fund
JNL/Mellon Capital Information Technology Sector Fund

A-1

Schedule B
Dated September 25, 2017
 (Compensation)

JNL/Mellon Capital Dow Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital MSCI World Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Capital Nasdaq® 100 Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital S&P® SMid 60 Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital JNL 5 Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital Telecommunications Sector Fund
Average Daily Net Assets	Annual Rate
$First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Consumer Discretionary Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Financial Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Healthcare Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Energy Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Information Technology Sector Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
$750 million to $2 billion	0.015%

Amounts over $2 billion	0.01%